LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS
KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Steven Pacelli, Quentin Blackford, Jereme Sylvain, Patrick Murphy, Timothy
O'Brien and Nicole Greene or any of them acting singly and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:
1. do and perform all acts for and on behalf the undersigned which may be necessary or desirable to apply for, obtain and maintain EDGAR Access Codes to be used on behalf of the undersigned for the electronic filing of reports under Section 16(a) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act");
2. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director or both of DexCom, Inc. (the "Company"), Forms 3, 4 and 5 (and any
amendments thereto) in accordance with Section 16(a) of the Exchange Act and the rules thereunder;
3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendments thereto, and timely file such form with the U.S. Securities and
Exchange Commission (the "SEC") and any securities exchange or similar authority, including without limitation the execution and filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Forms 3, 4 and 5 electronically with the SEC;
4. seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned's attorneys-in-fact appointed by this Limited Power of Attorney and approves and ratifies any such release of information; and
5. take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-infact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited
Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act.
This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 29th day of September, 2020.

Signed and acknowledged:

Sadie Stern
Signature

SADIE STERN
Printed Name